                                                                     Exhibit 2.1








                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                          JUPITER COMMUNICATIONS, INC.,

                             IRG ACQUISITION CORP.,

                             INTERNET RESEARCH GROUP

                                       AND


                               THE SHAREHOLDERS OF

                             INTERNET RESEARCH GROUP

                           LISTED ON SCHEDULE I HERETO






                          Dated as of February 28, 2000
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.............................................................................................2
         SECTION 1.01   Certain Defined Terms.....................................................................2

ARTICLE II THE MERGER.............................................................................................5
         SECTION 2.01   The Merger ...............................................................................5
         SECTION 2.02   Closing ..................................................................................5
         SECTION 2.03   Effective Time ...........................................................................6
         SECTION 2.04   Effect of the Merger......................................................................6
         SECTION 2.05   Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation........6

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................7
         SECTION 3.01   Conversion of Shares......................................................................7
         SECTION 3.02   Exchange of Shares Other than Treasury Shares.............................................7
         SECTION 3.03   Stock Transfer Books......................................................................9
         SECTION 3.04   No Fractional Share Certificates..........................................................9
         SECTION 3.05   Certain Adjustments......................................................................10
         SECTION 3.06   Lost, Stolen or Destroyed Certificates...................................................10
         SECTION 3.07   Taking of Necessary Action; Further Action...............................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF  THE COMPANY AND THE SHAREHOLDERS...................................11
         SECTION 4.01   Organization and Qualification; No Subsidiaries..........................................11
         SECTION 4.02   Articles of Incorporation and Bylaws.....................................................11
         SECTION 4.03   Capitalization ..........................................................................12
         SECTION 4.04   Authority Relative to This Agreement.....................................................12
         SECTION 4.05   No Conflicts; Required Filings and Consents..............................................12
         SECTION 4.06   Permits; Compliance with Laws............................................................13
         SECTION 4.07   Financial Statements.....................................................................14
         SECTION 4.08   Absence of Certain Changes or Events.....................................................14
         SECTION 4.09   Employee Benefit Plans; Labor Matters....................................................15
         SECTION 4.10   Certain Tax Matters......................................................................18
         SECTION 4.11   Contracts ...............................................................................18
         SECTION 4.12   Litigation ..............................................................................19
         SECTION 4.13   Environmental Matters....................................................................19
         SECTION 4.14   Intellectual Property....................................................................20
         SECTION 4.15   Taxes ...................................................................................22
         SECTION 4.16   Insurance ...............................................................................23
         SECTION 4.17   Properties ..............................................................................23

                                       i.
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         SECTION 4.18   Affiliates ..............................................................................24
         SECTION 4.19   Brokers .................................................................................24
         SECTION 4.20   Certain Business Practices...............................................................25
         SECTION 4.21   Business Activity Restriction............................................................25
         SECTION 4.22   Accounts Receivable......................................................................25
         SECTION 4.23   Customers and Suppliers..................................................................25
         SECTION 4.24   Employee Matters.........................................................................25
         SECTION 4.25   Financial Projections....................................................................26
         SECTION 4.26   Representations Complete.................................................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................27
         SECTION 5.01   Organization and Qualification; Subsidiaries.............................................27
         SECTION 5.02   Capitalization 27
         SECTION 5.03   Authority Relative to this Agreement.....................................................27
         SECTION 5.04   No Conflict; Required Filings and Consents...............................................28
         SECTION 5.05   SEC Filings; Financial Statements........................................................29
         SECTION 5.06   Absence of Certain Changes or Events.....................................................29
         SECTION 5.07   Certain Tax Matters......................................................................30
         SECTION 5.08   Brokers .................................................................................30
         SECTION 5.09   Representations Complete.................................................................30

ARTICLE VI COVENANTS.............................................................................................30
         SECTION 6.01   Conduct of Business by the Company Pending the Closing...................................30
         SECTION 6.02   Notices of Certain Events................................................................32
         SECTION 6.03   Access to Information; Confidentiality...................................................33
         SECTION 6.04   No Solicitation of Transactions..........................................................33
         SECTION 6.05   Tax-Free Transaction.....................................................................34
         SECTION 6.06   Further Action; Consents; Filings........................................................34

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................35
         SECTION 7.01   Public Announcements.....................................................................35
         SECTION 7.02   Employee Benefit Matters.................................................................35
         SECTION 7.03   Shareholder Investment Representations...................................................35
         SECTION 7.04   Stock Options ...........................................................................36
         SECTION 7.05   Lock-up Agreement of Shareholders........................................................36
         SECTION 7.06   Legend. .................................................................................36
         SECTION 7.07   Registration Rights......................................................................37

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................41
         SECTION 8.01   Conditions to the Obligations of Each Party to Consummate the Merger.....................41

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         SECTION 8.02   Conditions to the Obligations of the Company.............................................41
         SECTION 8.03   Conditions to the Obligations of Parent..................................................42

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................44
         SECTION 9.01   Termination .............................................................................44
         SECTION 9.02   Effect of Termination....................................................................45
         SECTION 9.03   Amendment ...............................................................................45
         SECTION 9.04   Waiver ..................................................................................45
         SECTION 9.05   Expenses ................................................................................46

ARTICLE X INDEMNIFICATION AND ESCROW.............................................................................46
         SECTION 10.01  Indemnification..........................................................................46
         SECTION 10.02  Damage Limitations.......................................................................46
         SECTION 10.03  Procedures ..............................................................................47
         SECTION 10.04  Escrow Fund; Non-Exclusive Remedy........................................................48
         SECTION 10.05  Escrow Period ...........................................................................48
         SECTION 10.06  Claims upon Escrow Fund..................................................................48
         SECTION 10.07  Objections to Claims.....................................................................48
         SECTION 10.08  Resolution of Conflicts; Arbitration.....................................................49

ARTICLE XI GENERAL PROVISIONS....................................................................................50
         SECTION 11.01  Duration of Survival of Representations and Warranties...................................50
         SECTION 11.02  Notices .................................................................................50
         SECTION 11.03  Severability ............................................................................51
         SECTION 11.04  Assignment; Binding Effect; Benefit......................................................51
         SECTION 11.05  Incorporation of Exhibits................................................................51
         SECTION 11.06  Governing Law ...........................................................................51
         SECTION 11.07  Waiver of Jury Trial.....................................................................52
         SECTION 11.08  Headings; Interpretation.................................................................52
         SECTION 11.09  Counterparts ............................................................................52
         SECTION 11.10  Entire Agreement.........................................................................52

                                     ANNEXES

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ANNEX A                 Agreement of Merger
ANNEX B                 Form of Escrow Agreement
ANNEX C                 Form of Opinion of Counsel to Parent
ANNEX D                 Form of Opinion of Counsel to the Company
ANNEX E                 Form of Employment Agreement
ANNEX F                 Form of Confidentiality and Noncompetition Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 28, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among JUPITER COMMUNICATIONS, INC., a Delaware corporation ("PARENT"), IRG ACQUISITION CORP., a California corporation and a direct wholly owned Subsidiary of Parent ("MERGER SUB"), INTERNET RESEARCH GROUP, a California corporation (the "COMPANY") and each of the persons listed on Schedule I hereto (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"):


                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent and the Company have determined that it is advisable and in the best interests of their respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into the Company (the "MERGER") and have approved and adopted this Agreement;

                  WHEREAS, by virtue of their execution of a shareholder consent, the Shareholders have unanimously approved the Merger and this Merger Agreement in accordance with the California Corporations Code (the "CALIFORNIA CODE");

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California Code, Parent will acquire all of the common stock of the Company through the Merger; and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "AFFILIATE" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "COMPANY INTELLECTUAL PROPERTY" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to the Company's business or are currently used in the Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

                  "COMPANY STOCK PLAN" shall mean the Company's 1999 Stock Option Plan.

                  "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Merger):

                           (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                           (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith; or

                           (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of the Company;

                           (v) any solicitation in opposition to the approval of this Agreement by the Shareholders of the Company; or

                           (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement dated January 19, 2000 between Parent and the Company.

                  "$" shall mean United States Dollars.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the filings of HSR Act notice and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Parent and the Parent Subsidiaries, taken as a whole.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SUBSIDIARY" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests.

                  "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

                  "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California Code, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION").

                  SECTION 2.02 Closing

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, unless another date, time or place is agreed to by Parent and the Company, provided, however, that the parties shall use their reasonable best efforts to consummate the Merger on or prior to March 22, 2000.

                  SECTION 2.03 Effective Time

                  At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing an agreement of merger and officers' certificates in the form attached as Annex A hereto (the "AGREEMENT OF MERGER") with the Secretary of State of the State of California in such form as required by, and executed in accordance with the relevant provisions of, the California Code (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

                  SECTION 2.04 Effect of the Merger

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Company as the Surviving Corporation.

                  SECTION 2.05 Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

                  Unless otherwise agreed by Parent and the Company before the Effective Time, at the Effective Time:

                  (a) the Articles of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Articles of Incorporation or bylaws;

                  (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 Conversion of Shares

                  At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) Each share of Common Stock, no par value per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of the Company and those owned by any wholly owned Subsidiary of the Company), and all rights in respect thereof, shall forthwith cease to exist and be converted into and become exchangeable into .092766387 of a share (the "EXCHANGE RATIO") of Parent Common Stock (collectively, the "MERGER SHARES"), as set forth in Schedule I hereto, subject to adjustment as provided in Section 3.06 below (it being understood that that the Exchange Ratio equals a fraction, (i) the numerator of which fraction is 642,500, and (ii) the denominator of which is 6,926,000, which equals the number of issued and outstanding shares of Company Stock, plus all outstanding options to purchase Company Common Stock (both vested and unvested) and any other securities of the Company exercisable, exchangeable or convertible into shares of Company Common Stock (the "FULLY DILUTED SHARE NUMBER")). An aggregate of 64,250 shares of the Merger Shares shall be subject to escrow pursuant to Article X hereof.

                  (b) Each share of Company Common Stock held in the treasury of the Company or owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

                  (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 1,000 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and canceled.

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares

                  (a) Exchange Agent. Parent shall act as exchange agent for the Merger (the "EXCHANGE AGENT").

                  (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available for the benefit of the Shareholders certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time, less the Escrow Fund (as defined in Section 10.04), to the Shareholders or their nominees in the amounts set forth opposite their names on Schedule I hereto.

                  (c) Exchange Procedures. On or prior to the Effective Time, each holder of record of a certificate or certificates (the "COMPANY CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.01(a) shall surrender each such Company Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent. The holder of such Company Certificate shall be entitled to receive in exchange therefor, and Parent shall cause to be delivered to such holder, or its nominee, within ten (10) days of the Effective Time, a certificate representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to
Section 3.01(a), and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted.

                  (d) Distribution with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 3.03 Stock Transfer Books

                  At the Effective Time, the stock transfer book of the Company shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section
3.04 hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04 No Fractional Share Certificates

                  No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a shareholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the average closing price on the Nasdaq National Market of a share of Parent Common Stock for the period beginning on January 6, 2000 and ending on the last trading date immediately preceding the date hereof. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02(c) hereof.

                  SECTION 3.05 Options to Purchase Company Common Stock

                  At the Effective Time, the Company's Stock Plan and each option granted by Company to purchase shares of the Company Common Stock pursuant to the Company Stock Plan or otherwise listed in Section 4.03 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

                  (a) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio (less any applicable adjustments for financial advisor fees, as determined by the Company);

                  (b) the exercise price per share of Parent Common Stock under the new option shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio (less any applicable adjustments for financial advisor fees, as determined by the Company); and

                  (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

                  The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  SECTION 3.06 Certain Adjustments

         If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Section), then the number of Merger Shares to be issued pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                  SECTION 3.07 Lost, Stolen or Destroyed Certificates

                  In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of

Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.08 Taking of Necessary Action; Further Action

                  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

                  The Company and the Shareholders, jointly and severally, hereby represent and warrant to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

                  SECTION 4.01 Organization and Qualification; No Subsidiaries

                  (a) The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) The Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

                  SECTION 4.02 Articles of Incorporation and Bylaws

                  True, complete and correct copies of the Company's Articles of Incorporation and bylaws, each as amended, are included in Section 4.02 of the Company Disclosure Schedule.

Such Articles of Incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

                  SECTION 4.03 Capitalization

                  The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. As of the date hereof, 6,250,000 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Common Stock, there are no shares of capital stock or other equity securities of the Company outstanding. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of the Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other person.

                  SECTION 4.04 Authority Relative to This Agreement

                  The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Escrow Agreement (as defined in Section 8.01(c), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Escrow Agreement or to consummate the transactions contemplated hereby or thereby (other than the filing and recordation of the Agreement of Merger as required by the California Code). This Agreement has been, and the Escrow Agreement will be, duly and validly executed and delivered by the Company and the Shareholders. This Agreement constitutes, and the Escrow Agreement will constitute, assuming the due authorization, execution and delivery by the other parties hereto, the legal, valid and binding obligations of the Company and the Shareholders, enforceable against each of them in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  SECTION 4.05 No Conflicts; Required Filings and Consents

                  (a) The execution and delivery of this Agreement and the Escrow Agreement by the Company and the Shareholders do not, and the performance by the Company and the Shareholders of their respective obligations hereunder and thereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Articles of Incorporation or bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or
(iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company or any Shareholder pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) No filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except, (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of Parent or as a result of any other facts that specifically relate to the business or activities in which Parent is engaged other than the business of the Company and (iv) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Company Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby.

                  (c) Except as set forth in Section 4.05(c) of the Company Disclosure Schedule, no consent of any third party is required by reason of the transactions contemplated by this Agreement.

                  SECTION 4.06 Permits; Compliance with Laws

                  The Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company and each of the Shareholders, threatened. All of the Company Permits are set forth in Section 4.06 of the Company Disclosure Schedule. The Company is not in conflict with, or in default or violation of,
(i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company and each of the Shareholders, threatened against the Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 1, 1998, the Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

                  SECTION 4.07 Financial Statements

                  (a) Section 4.07 of the Company Disclosure Schedule includes copies of the unaudited balance sheets of the Company at December 31, 1999, 1998 and 1997, together with the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and the notes thereto (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial
Statements: (i) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial position, results of operations and cash flows of the Company as of such dates and for the periods then ended; and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of the Company. The Company maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

                  (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

                  (c) The Working Capital (as hereinafter defined) of the Company equals, and will equal as of the Effective Time, at least $350,000, as set forth in an estimated balance sheet of the Company to be delivered to Parent at the Effective Time. As used herein, the term "WORKING CAPITAL" means the excess of total current assets over current liabilities of the Company, determined in accordance with GAAP.

                  SECTION 4.08 Absence of Certain Changes or Events

                  Except as set forth in Section 4.08 of the Company Disclosure Schedule, since December 31, 1999, the Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of the Company, (vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's Articles of Incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xi).

                  SECTION 4.09 Employee Benefit Plans; Labor Matters

                  (a) Section 4.09 of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not maintained, sponsored or contributed to or required to be contributed to by the Company (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither the Company, nor to the knowledge of the Company and each of the Shareholders, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company and each of the Shareholders, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) The Company hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k),
Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the knowledge of the Company and each of the Shareholders, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the knowledge of the Company and each of the Shareholders there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company and each of the Shareholders, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and the Company has not sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the Company is or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) With respect to each Benefit Plan required to be set forth in the Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur,
(ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) The Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company, (ii) all severance plans, agreements, programs and policies of the Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by the Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (g) The Company is not a party to, and does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement is being negotiated by the Company or any person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against the Company pending or, to the knowledge of the Company and each of the Shareholders, threatened which may interfere with the business activities of the Company. As of the date of this Agreement, to the knowledge of the Company and each of the Shareholders, none of the Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of the Company, and there is no charge or complaint filed against the Company by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the knowledge of the Company and each of the Shareholders, the Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  SECTION 4.10 Certain Tax Matters

                  Neither the Company nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Neither the Company nor any of the Shareholders is aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 4.11 Contracts

                  Except for the contracts and agreements described in Section
4.11 of the Company Disclosure Schedule (collectively, the "MATERIAL CONTRACTS"), the Company is not a party to or bound by any material contract or agreement, including without limitation:

                  (a) any sales, advertising or agency contract in excess of $10,000 over the life of the contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

                  (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $10,000 remain outstanding;

                  (h) any contract with an Affiliate;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                  (j) any distribution contract; or

                  (k) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

                  The Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company, or to the knowledge of the Company and each of the Shareholders, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent.

                  SECTION 4.12 Litigation

                  Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company and each of the Shareholders, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). Neither the Company nor any of the Shareholders are aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against the Company or, or, to the knowledge of the Company and each of the Shareholders, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 4.12 of the Company Disclosure Schedule also lists all litigation that the Company has pending against other parties.

                  SECTION 4.13 Environmental Matters

                  The Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance, if any, of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. The Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law.

                  SECTION 4.14 Intellectual Property

                  (a) Section 4.14(a) of the Company Disclosure Schedule contains a true and complete list of the Company's patents, patent applications, registered trademarks, trademark applications, trademarks, trade names, registered service marks, service mark applications, service marks, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of the Company Intellectual Property within twelve (12) months of the Effective Time. All of the Company's patents, patent applications, registered trademarks, trademark applications and registered copyrights remain in good standing with all fees and filings due as of the date hereof.

                  (b) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid and enforceable license or other agreement (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date, term and subject matter of each such license or other agreement (each, a "LICENSE AGREEMENT") being set forth on Section 4.14(b) of the Company Disclosure Schedule. The Company has all rights in the Company Intellectual Property which includes all rights necessary to carry out the Company's current activities and the Company's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

                  (c) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company does not infringe on any proprietary or personal right of any person such as patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database right, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the world. The Company has not received notice of any pending or threatened claims (including offers to grant licenses) (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by the Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or its agents or use by its customers infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any person. No such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within the Company Intellectual Property are enforceable and subsisting. To the knowledge of the Company and each of the

Shareholders, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

                  (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreements with the Company in accordance with applicable national and state law that accords the Company full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of the Company that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel.

                  (e) The Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any the Company Intellectual Property.

                  (f) Section 4.14(f) of the Company Disclosure Schedule contains a true and complete list of all the Company's software programs (the "COMPANY SOFTWARE PROGRAMS"). The Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs that it owns, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Company has full and unrestricted rights to use the Company Software Programs that it licenses, pursuant to license agreements listed in Schedule 4.14(b).

                  (g) The source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by the Company only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed nondisclosure agreements with the Company; and
(ii) have been disclosed to only those third parties who have executed nondisclosure agreements with the Company.

                  (h) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) do not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

                  (i) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

                  (j) Except as set forth in Section 4.14(j) of the Company Disclosure Schedule, the Company does not owe nor will owe any royalties or other payments to third parties in respect of the Company Intellectual Property. All royalties or other payments that have accrued prior to the Effective Time have been paid.

                  (k) To the knowledge of the Company and each of the Shareholders, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including, without limitation, worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

                  SECTION 4.15 Taxes

                  (a) The Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company has provided adequate accruals in accordance with generally accepted accounting principles in the Company Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. The Company has no material liability for unpaid Taxes accruing after the date of the Company Financial Statements.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

                  (c) There has been no change in ownership of the Company that has caused the utilization of any losses of the Company to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Company Financial Statements are properly computed and reflected.

                  (d) The Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (e) The Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company.

                  (f) Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement.

                  (g) The Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (h) The Company has never been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation.

                  (i) The Company has in its possession receipts for any Taxes paid to foreign Tax authorities. The Company has never been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

                  (j) The Company has made an effective election pursuant to
Section 1362 of the Code to be an "S corporation" commencing with the Company's first taxable year, and such election has remained and will remain valid and effective (without termination) continually through the Effective Time.

                  SECTION 4.16 Insurance

                  The Company is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by the Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company has complied in all material respects with the terms of such policies. Neither the Company nor the Shareholders has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  SECTION 4.17 Properties

                  The Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements for the fiscal year ended December 31, 1999, as being owned by the Company and as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All properties used in the Company's operations are reflected in the balance sheets included in the Company Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Company owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate the Company's business in the manner presently conducted and as proposed to be conducted in the projections described in Section 4.25.

                  SECTION 4.18 Affiliates

                  Section 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in the Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of the Company. The Company is not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). No current or former director, officer, employee, affiliate or agent of the Company is presently or at the Effective Time shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present (or potential) competitor, supplier or customer of the Company. Except for normal salaries and bonuses and reimbursement of ordinary expenses, since December 31, 1998, the Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Shareholders, or any of their respective affiliates, associates or family members.

                  SECTION 4.19 Brokers

                  (a) Other than Houlihan Lokey Howard & Zukin (the "COMPANY FINANCIAL ADVISOR"), the fees and expenses of which shall be paid by the Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

                  (b) Section 4.19 of the Company Disclosure Schedule sets forth true, complete and correct copies of all agreements between the Company and the Company Financial

Advisor. Except as set forth in Section 4.19 of the Company Disclosure Schedule, there are no other agreements between the Company and the Company Financial Advisor.

                  SECTION 4.20 Certain Business Practices

                  Neither the Company nor any directors, officers, agents or employees of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  SECTION 4.21 Business Activity Restriction

                  There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.22 Accounts Receivable

                  Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements was calculated in accordance with GAAP and in a manner consistent with prior periods and is sufficient to provide for any losses which may be sustained on realization of the receivables.

                  SECTION 4.23 Customers and Suppliers

                  No customer which individually accounted for more than 1% of the Company's gross revenues during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate or decrease its relationship with the Company, or has decreased materially its relationship with the Company or its usage of the services or products of the Company, as the case may be.

                  SECTION 4.24 Employee Matters

                  The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company and each of the Shareholders, threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company or any Shareholder know of any activities or proceedings of any labor union to organize any Company employees. To the knowledge of the Company and each of the Shareholders, no employees of the Company are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor is the Company or any Shareholder otherwise aware, that any such employee intends to terminate his or her employment with the Company.

                  SECTION 4.25 Financial Projections

                  The financial projections included in Section 4.25 of the Company Disclosure Schedule were prepared by the Company on a reasonable basis and in good faith. The assumptions used in the preparation of such projections
(a) are those the Company believes are significant in forecasting the financial results of the Company and (b) reflect, as of the date made and for the relevant periods presented, a reasonable estimate of the events, contingencies and circumstances described therein.

                  SECTION 4.26 Representations Complete

                  None of the representations or warranties made by the Shareholders or the Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Shareholders or the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent hereby represents and warrants to the Company and the Shareholders that:

                  SECTION 5.01 Organization and Qualification; Subsidiaries

                  Parent and each directly and indirectly owned Subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent, and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.02 Capitalization

                  (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 14,499,575 shares are issued and outstanding as of December 31, 1999, and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

                  (b) All of the shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by Parent.

                  (c) Except for outstanding options under Parent's stock option plans and Parent's right to repurchase any unvested shares under its stock option plans, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements or arrangements of any kind to purchase or otherwise to receive from Parent or any Parent Subsidiary any shares of capital stock or any other security of Parent or any Parent Subsidiary, and, except for a convertible promissory note issued by the Purchaser in the amount of $1,925,000, there are no outstanding securities of any kind convertible into or exchangeable for such capital stock.

                  SECTION 5.03 Authority Relative to this Agreement

                  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement by Merger Sub, and the consummation by Merger Sub of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Escrow Agreement or to consummate such transactions (other than the filing and recordation of the Agreement of Merger as required by the California Code). This Agreement has been, and the Escrow Agreement will be, duly executed and delivered by Parent. Assuming the due authorization, execution and delivery by the Company and the Shareholders, this Agreement constitutes, and the Escrow Agreement will constitute, legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and the Shareholders, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  SECTION 5.04 No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub and the execution and delivery of the Escrow Agreement by Parent, do not, and the performance by Parent and Merger Sub of their obligations hereunder and/or thereunder, as the case may be, and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) Assuming the accuracy of the representations and warranties of the Company set forth in Article IV, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the execution of the Escrow Agreement will not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity.

            SECTION 5.05 SEC Filings; Financial Statements.

            (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market since October 31, 1999 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Time, the "PARENT REPORTS"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or the Nasdaq National Market, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq National Market any other stock exchange or any other comparable governmental entity.

            (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Parent and the consolidated Parent Subsidiaries for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

            SECTION 5.06 Absence of Certain Changes or Events

            Except as disclosed in the Parent Reports filed prior to the date of this Agreement, since September 30, 1999, (a) there has not been (i) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of Parent or Merger Sub to consummate the Merger, (ii) any material change by Parent or any Parent Subsidiary in its accounting methods, principles or practices, or (iii) any event pursuant to which Parent or any Parent Subsidiary has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect, and (b) Parent and the Parent Subsidiaries have conducted their respective businesses in the ordinary course substantially consistent with past practice.

            SECTION 5.07 Certain Tax Matters

            Neither Parent nor, to the knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

            SECTION 5.08 Brokers

            No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

            SECTION 5.09 Representations Complete

            None of the representations or warranties made by Parent herein or in any certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of Business by the Company Pending the Closing

            The Company and the Shareholders agree that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and to preserve the current relationships of the Company with such of the corporate partners, customers, suppliers and other persons with which the Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

            (a) amend or otherwise change its Articles of Incorporation or bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any property or assets of the Company except sales of inventory in the ordinary course of business consistent with past practice;

            (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $10,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

            (g) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company and any of the Company's directors, officers, consultants or employees;

            (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of the Company dated as of December 31, 1999 previously presented to Parent and only to the extent of such reserves;

            (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

            (j) make any material Tax election or settle or compromise any material Tax liability;

            (k) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated, except in the ordinary and usual course of business;

            (l) maintain the books and records of the Company in a manner not consistent with past business practices;

            (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

            (n) fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

            (o) fail to comply in all material respects with all Laws that may be applicable to its business; or

            (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

            SECTION 6.02 Notices of Certain Events

            Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Company, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material

Adverse Effect, or to delay or impede the ability of either Parent or the Company to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

            SECTION 6.03 Access to Information; Confidentiality

            (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement. The Shareholders hereby agree to be bound by the terms of the Confidentiality Agreement as if they were parties thereto.

            (c) The Shareholders shall provide Parent's independent public accountants with all financial information, other than information held by the Company, and data reasonably necessary to enable such accountants to prepare and review (i) the balance sheet of the Company as of the Effective Time and the related statements of income, shareholders' equity and cash flows for the period then ended, and (ii) the balance sheets of the Company as of December 31, 1999, 1998 and 1997 and the related statements of income, shareholders' equity and cash flows for the years then ended.

            (d) The Shareholders agree that, if requested by the Company as being necessary to prepare the audited financial statements as contemplated by paragraph (c) above, the Shareholders shall provide to the Company's independent public accountants a management representation letter in a form reasonably acceptable to such accountants covering the periods referred to above.

            SECTION 6.04 No Solicitation of Transactions

            The Company and the Shareholders shall not, directly or indirectly, and shall cause the Company's Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its Shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company's Representatives to take any such action. Any violation of the restrictions set forth in this Section 6.04 by any Representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.04 by the Company. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            SECTION 6.05 Tax-Free Transaction

            From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

            SECTION 6.06 Further Action; Consents; Filings

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings.

            (b) Each of the Company and Parent will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by the Company) to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

            SECTION 7.01 Public Announcements

            Until the earlier of termination of this Agreement or the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the Merger and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.
SECTION 7.02  Employee Benefit Matters

            At Parent's request, the Company shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

            SECTION 7.03 Shareholder Investment Representations

            (a) Each Shareholder understands that the shares of the Parent Common Stock issued in the Merger will not be registered under the Securities Act nor qualified under the Blue Sky Laws of any state; and that the Parent Common Stock is being offered and sold to the Shareholders pursuant to an exemption from such registration and qualification based in part upon the representations of such Shareholder contained herein.

            (b) Each Shareholder represents and warrants to Parent that he or she is (i) an "accredited investor," as defined in Rule 501 under the Securities Act, or (ii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment such as the Parent Common Stock.

            (c) Each Shareholder acknowledges and agrees with Parent that he or she has received and reviewed this Agreement and has received and reviewed all further information, if any, regarding Parent necessary to make an informed investment decision to invest in the Parent Common Stock, including information requested to verify other information received, and has received, all information that he or she has requested from Parent, and has been afforded a reasonable opportunity to ask questions about Parent, the Parent Common Stock and the terms and conditions of this Agreement, and has received satisfactory answers to all such questions.

            (d) Each Shareholder acknowledges to Parent that he or she is fully aware of the applicable transfer restrictions of the Parent Common Stock to be issued in the Merger, recognizes that it may be necessary to hold the Parent Common Stock indefinitely and can bear the economic risk of his or her investment in the Parent Common Stock (including a complete loss of the investment).

            (e) Each Shareholder acknowledges and agrees with Parent that he or she is acquiring the Parent Common Stock issued in the Merger for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Shareholder agrees with Parent that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "TRANSFER") any of the Parent Common Stock issued in the Merger unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act or (ii) counsel for such Shareholder (which counsel shall be reasonably acceptable to Parent) shall have furnished Parent with an opinion, satisfactory in form and substance to Parent, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

            SECTION 7.04 Stock Options

            As soon as practicable following the date of this Agreement and at or prior to the Effective Time, the Board of Directors of Parent (or, if appropriate, any committee administering Parent's stock option plan), shall adopt such resolutions or take such other actions as may be required to effect the following as of the Effective Time: as to those employees of the Surviving Corporation as of the Effective Time set forth on Schedule II, grant to such persons options to purchase the respective number of shares of Parent Common Stock ("PARENT STOCK OPTIONS") set forth opposite their names on such Schedule, with an exercise price per share equal to the closing selling price of Parent Common Stock at the Effective Time.

            SECTION 7.05 Lock-up Agreement of Shareholders

            Each Shareholder agrees in connection with any registered underwritten public offering of Parent Common Stock that, upon request of Parent or the underwriters managing an underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Parent Common Stock (other than those, if any, that are included in the public offering) without the prior written consent of Parent or such underwriters, as the case may be, for such period of time as may be requested by Parent or the underwriters, provided, that the officers and directors of Parent shall also enter into such an agreement.

            SECTION 7.06 Legend.

            Each Parent Certificate shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
(i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
(ii) AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT
REQUIRED."

            SECTION 7.07 Registration Rights

            (a) Piggy-back Registration. If, commencing six (6) months after the Closing Date, Parent proposes to register any Parent Common Stock under the Securities Act for sale to the public, whether of its own account or for the account of other security holders or both (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form adopted by the SEC) or any other form that does not permit the inclusion of shares by its security holders), Parent will give written notice to the Shareholders of its intention to do so and, upon the written request of any Shareholder given within twenty
(20) days after receipt of any such notice (which request shall specify the number of Merger Shares intended to be sold or disposed of by such Shareholders and the nature of any proposed sale or other disposition thereof), Parent will use its reasonable best efforts to cause all Merger Shares that such Shareholders shall have requested the registration of to be included in such notification or the registration statement proposed to be filed by Parent; provided, however, that nothing herein shall prevent Parent from, at any time, abandoning, delaying or suspending the effectiveness of any such registration. If any such registration shall be underwritten in whole or in part, Parent may require that the Merger Shares requested for inclusion pursuant to this Section
7.07 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The number of Merger Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders (other than Parent and any other persons demanding registration pursuant to existing rights who are entitled to be protected against any such reduction) based upon the number of shares so request to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company. All expenses of such offering, except the fees of special counsel to the Shareholders and brokers' commissions or underwriting discounts payable by the Shareholders, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such person other than the Company (extent to the extent the Company shall be a seller) as they may agree.

            (b) Registration Procedures. If and whenever Parent is required to use its reasonable best efforts to effect the registration of any Merger Shares under the Securities Act a provided by Section 7.07(a) hereof, Parent will:

                  (i) prepare and file with the SEC a registration statement with respect to such securities, and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereafter provided);

                  (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period specified in paragraph (i) above;

                  (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such participating security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating security holders and underwriters may reasonably request in writing, except that Parent shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (v) notify the participating security holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (vi) notify such participating security holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (vii) prepare and file with the SEC, promptly upon the request of any such participating security holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred with by counsel for Parent), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of such Merger Shares by such holder;

                  (viii) prepare and promptly file with the SEC and promptly notify such participating security holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (ix) advise such participating security holders, promptly after it shall receive notice of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (x) use its reasonable best efforts to furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (A) opinions, dated such respective dates, of counsel representing Parent for the purposes of such registration, addressed to the underwriters, covering such matters as such persons may reasonably request in customary form as would be given to underwriters in connection with underwritten offerings and (B) letters, dated such respective dates, from the independent certified public accountants of Parent addressed to the underwriters, in customary form and concerning matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, and such other matters as permitted by the Statement on Accounting Standards No. 72.

      For purposes of paragraphs (i) and (ii) above, the period of distribution of Merger Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and the period of distribution of Merger Shares in any other registration shall be deemed to extend until the earlier of the sale of all Merger Shares covered thereby or six (6) month after the effective date thereof.

      In connection with each registration hereunder, the selling holders of Merger Shares will furnish to Parent in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

            (c) Indemnification. In connection with any such registration effected pursuant to Section 6.09(a) hereof, to the extent permitted by law, Parent will, and hereby does, indemnify and hold harmless, each Shareholder against any losses, claims, damages or liabilities to which such Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and Parent will reimburse each of the Shareholders for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by or on behalf of the Shareholders specifically stating that it is for use in the preparation thereof; and provided further, however, that Parent shall not be liable to any of the Shareholders, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Shareholder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Merger Shares to such person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Shareholders prior to the written confirmation of the sale of Merger Shares to such person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders and shall survive the transfer of such securities by the Shareholders.

            Parent may require, as a condition to including any Merger Shares in any registration statement filed pursuant to this Section 7.07, that Parent shall have received an undertaking satisfactory to it from the Shareholders holding such Merger Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 7.07) Parent, each director of Parent, each officer of Parent and each other person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by the Shareholders for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling person and shall survive the transfer of such securities by the Shareholders.

            (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 7.07 was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Termination. The registration rights provided in this Section
7.07 shall terminate on the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the date on which all of the Merger Shares then held by Shareholders could be sold pursuant to Rule 144(k) under the Securities Act (or any comparable or successor provision).

            SECTION 7.08 Registration Statement on Form S-8.

            After the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

            SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

            The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

            (b) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

            (c) Parent, the Company, each Shareholder and the Escrow Agent shall have executed and delivered an Escrow Agreement substantially in the form attached hereto as Annex B (the "ESCROW AGREEMENT").

            SECTION 8.02 Conditions to the Obligations of the Company

            The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

            (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

            (c) Parent shall have granted the Parent Stock Options listed on
Schedule II hereto;

            (d) the Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, counsel to Parent, substantially in the form of Annex C hereto; and

            (e) As of the Effective Time, the Company shall have received from Parent and Merger Sub the following documents:

                        (i) A certificate of existence and good standing from the state of incorporation as to the corporate status of each of Parent and Merger Sub;

                        (ii) A true and complete copy of the resolutions, certified by the Secretary of Parent and Merger Sub, adopted on behalf of each of Parent and the Merger Sub authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

                        (iii) A certificate from each of Parent and Merger Sub's Secretary as to the incumbency and signatures of any of its officers who will execute documents at the Closing or who have executed the Agreement.

            SECTION 8.03 Conditions to the Obligations of Parent

            The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

            (a) each of the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of the Shareholders and an officer of the Company to such effect;

            (b) The Company and the Shareholders shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of the Shareholders and an officer of the Company to such effect;

            (c) Parent shall have received a legal opinion from John D. Arnold, Esq., counsel to the Company, substantially in the form of Annex D hereto;

            (d) There shall have been no Company Material Adverse Effect since the date of this Agreement;

            (e) All consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained;

            (f) John Katsaros, Larry Gordon, Peter Christy and David Kaplow shall have accepted employment with Parent and shall have entered into employment agreements substantially in the form attached hereto as Annex E;

            (g) John Katsaros, Larry Gordon, Peter Christy and David Kaplow shall have executed and delivered a Confidentiality and Noncompetition Agreement substantially in the form attached hereto as Annex F;

            (h) Parent shall have received audited financial statements of the Company and such audited financial statements shall not reflect any Company Material Adverse Effect.

            (i) All indebtedness of the Company related to (i) the line of credit with Coamerica Bank - California and (ii) loans from Shareholders, shall have been terminated and paid in full by the Shareholders;

            (j) Closing Documents. As of the date of the Closing, the Parent shall have received from the Company the following documents:

                        (i) A certificate of existence and good standing from the state of incorporation as to the corporate status of the Company;

                        (ii) A true and complete copy of the Articles of Incorporation of the Company and all amendments thereto certified by the state of incorporation of the Company;

                        (iii) A true and complete copy of the bylaws of the Company certified by the Secretary of the Company;

                        (iv) A true and complete copy, certified by the Secretary of the Company, of the resolutions adopted on behalf of the Company authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

                        (v) A certificate from the Secretary of the Company that its Articles of Incorporation has not been amended since the date of the certificate described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect its corporate good standing;

                        (vi) A certificate from the Company's Secretary as to the incumbency and signatures of any of the Company's officers who will execute documents at the Closing or who have executed this Agreement;

                        (vii) An estimated balance sheet of the Company as of the Effective Time pursuant to Section 4.07(c) hereof, certified by the Company's President or Chief Financial Officer; and

                        (viii) Any other documents and instruments as Parent may reasonably require or desire in order to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 9.01 Termination

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

            (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

            (b) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

            (c) by Parent, on the one hand, or the Company and the Shareholders, on the other hand, if the Effective Time shall not have occurred on or before April 14, 2000 or such later date as may be agreed upon by the parties hereto, provided, however, that the right to terminate this Agreement under this clause
(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Effective Time to occur on or before such date;

            (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within ten (10) days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(c); or

            (e) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within ten (10) days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(d).

            The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

            SECTION 9.02 Effect of Termination

            Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further, that the provisions of Section 6.03 (Confidentiality), this
Section 9.02, Section 9.05 (Expenses) and Article XI shall remain in full force and effect and survive any termination of this Agreement.

            SECTION 9.03 Amendment

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 9.04 Waiver

            At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 9.05 Expenses

            All Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated; provided, however, that all Expenses incurred on behalf of the Shareholders and the Company shall be paid by the Shareholders if the Merger is consummated.

                                   ARTICLE X
                           INDEMNIFICATION AND ESCROW

            SECTION 10.01 Indemnification

            (a) Subject to the limitations set forth in this Article X, the Shareholders will, jointly and severally, indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their respective officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED Person" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses , including, without limitation, Legal Expenses (as defined below) (collectively, "DAMAGES") arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given by or made by any of the Shareholders or the Company in this Agreement, the Company Disclosure Schedules or any Annex to this Agreement or certificate delivered pursuant to this Agreement. "LEGAL EXPENSES" of an Indemnified Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Indemnified Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity.

            (b) Nothing in this Agreement shall limit the liability of the Shareholders for any willful breach of any representation, warranty or covenant.

            SECTION 10.02 Damage Limitations

            (a) Notwithstanding the foregoing, an Indemnified Person may not make a claim for Damages until the aggregate amount of claims by Indemnified Persons exceeds $25,000; provided, however, that once the aggregate amount of Damages of Indemnified Persons exceed such threshold amount, then the Indemnified Persons shall have the right to recover the full amounts due without regard to the threshold. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Shareholders or the Company shall be disregarded.

            (b) Except with respect to any claim based on an inaccuracy of a representation or the breach of a warranty which is known by the Shareholders to be false at the time such representation or warranty is made, or claims for breaches of representations or warranties contained in Section 4.03, (Capitalization) Section 4.15 (Taxes) or Section 7.03 (Shareholder Investment Representations) for which there shall be no limit, in no event shall the aggregate liability of the Shareholders with respect to all claims of indemnification exceed the aggregate amount of $18,000,000.

            SECTION 10.03 Procedures

            (a) Promptly after receipt by any Indemnified Person of notice of the commencement of any action in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall notify the Shareholders (the "INDEMNIFYING PARTY") thereof in writing, but any failure to so notify an Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Indemnified Person; provided, however, that:

            (i) the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel to assist in the handling of such claim;

            (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Person or would otherwise restrict the future activity or conduct of the Indemnified Person; and

            (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

            (b) After written notice by the Indemnifying Party to the Indemnified Person of its election to assume control of the defense of any such action, the Indemnifying Party shall not, except as otherwise provided, be liable to such Indemnified Person hereunder for any Legal Expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. The reimbursement of fees, costs and expenses required by this Section 10.03 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

            SECTION 10.04 Escrow Fund; Non-Exclusive Remedy

            In accordance with Section 3.02 hereof, Parent shall deliver to the Escrow Agent 64,250 Merger Shares (the "ESCROW FUND"). The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms set forth herein. The Escrow Fund shall be available to compensate Parent and the other Indemnified Persons pursuant to the indemnification obligations of the Shareholders; provided, however, that the parties expressly agree that the Escrow Fund is not intended to limit the remedies or recovery of such parties in connection with any breach of any representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement, and recovery under the Escrow Fund shall neither be the sole nor exclusive remedy hereunder.

            SECTION 10.05 Escrow Period

            Parent shall release to the Shareholders on a pro rata basis fifty percent (50%) of any shares remaining in the Escrow Fund on the first anniversary of the Effective Time and the remaining fifty percent (50%) of the shares in the Escrow Fund on the date occurring eighteen (18) months after the Effective Time (the "ESCROW PERIOD"); provided, however, that a portion of the Escrow Fund that is necessary to satisfy any unsatisfied claims on the Escrow Fund prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

            SECTION 10.06 Claims upon Escrow Fund

            Upon delivery to the Shareholders on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"):

                        (i) stating that Damages exist in an aggregate amount greater than $25,000; and

                        (ii) specifying in reasonable detail the individual
            items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation or breach of representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement,

The Escrow Agent shall, subject to the provisions of Sections 10.07 and 10.08 hereof, remove for the benefit of Parent, or the benefit of the other Indemnified Persons out of the Escrow Fund, funds having a value equal to such Damages in accordance with the Escrow Agreement.

            SECTION 10.07 Objections to Claims

            At the time of delivery of any Officer's Certificate to the Shareholders and for a period of thirty (30) days after delivery to the Shareholders of such Officer's Certificate, Parent shall not remove any cash from the Escrow Fund unless it shall have received written authorization from the Shareholders to make such delivery. After the expiration of such thirty (30) day period, Parent shall remove the appropriate number of shares of Parent Common Stock from the Escrow Fund in accordance with Section
10.06 hereof, provided that no such delivery may be made if the Shareholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30) day period.

            SECTION 10.08 Resolution of Conflicts; Arbitration

            (a) In case the Shareholders shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have thirty
(30) days after receipt of an objection by the Shareholders to respond in a written statement to the objection of the Shareholders. If after such thirty
(30) day period there remains a dispute as to any claims, the Shareholders and Parent shall attempt in good faith for forty-five (45) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

            (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Shareholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

            (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the State of New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 10.08, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party" unless the arbitrators award Parent at least one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            SECTION 11.01 Duration of Survival of Representations and Warranties

            The representations and warranties set forth in Articles IV and V, other than Sections 4.09 (Employee Benefit Plans), 4.13 (Environmental Matters),
4.15 (Taxes) and 4.25 (Employee Matters) which shall survive until the expiration of the applicable statute of limitations, will survive until the second anniversary of the Closing. This Section 11.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

            SECTION 11.02 Notices

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(a)   if to the Company or the Shareholders:


                  Internet Research Group
                  399 Main Street
                  Los Altos, California 94022
                  Telecopier:  (650) 949-3480


                  with a copy to:

                  John D. Arnold, Esq.
                  104 Highland Terrace
                  Woodside, California  94062
                  Telecopier:  (650) 851-7374


                  if to Parent or Merger Sub:

                  Jupiter Communications, Inc.
                  627 Broadway
                  New York, New York  10012
                  Attention:  Jack Foreman
                  Telecopier:  (212) 260-6848
                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York  10019
                  Attention:  Eric Simonson, Esq.
                  Telecopier:  (212) 586-7878


            SECTION 11.03 Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

            SECTION 11.04 Assignment; Binding Effect; Benefit

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Article X, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            SECTION 11.05 Incorporation of Exhibits

            The Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

            SECTION 11.06 Governing Law

            This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof directing the application of any law other than that of New York. Courts within the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or
(iii) any litigation commenced in such courts is brought in an inconvenient forum.

            SECTION 11.07 Waiver of Jury Trial

            Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

            SECTION 11.08 Headings; Interpretation

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            SECTION 11.09 Counterparts

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.10 Entire Agreement

            This Agreement (including the Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    JUPITER COMMUNICATIONS, INC.


                                    By: /s/ Jean Robinson
                                        ----------------------------------
                                    Name:   Jean Robinson
                                    Title:  Chief Financial Officer


                                    IRG ACQUISITION CORP.


                                    By: /s/ Jack A. Foreman
                                        ----------------------------------
                                    Name:   Jack A. Foreman
                                    Title:  Director


                                    INTERNET RESEARCH GROUP



                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    JUPITER COMMUNICATIONS, INC.


                                    By: /s/ Kurt Abrahamson
                                        ----------------------------------
                                    Name:   Kurt Abrahamson
                                    Title:  President and COO


                                    IRG ACQUISITION CORP.


                                    By: /s/ Jack A. Foreman
                                        ----------------------------------
                                    Name:   Jack A. Foreman
                                    Title:  Vice President & Treasurer


                                    INTERNET RESEARCH GROUP



                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    JUPITER COMMUNICATIONS, INC.


                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:


                                    IRG ACQUISITION CORP.


                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:


                                    INTERNET RESEARCH GROUP



                                    By: /s/ John James Katsaros
                                        ----------------------------------
                                    Name:   John James Katsaros
                                    Title:  President

                                    SHAREHOLDERS:


                                            /s/ Larry Gordon
                                    -----------------------------------------
                                                Larry Gordon



                                            /s/ John Katsaros
                                    -----------------------------------------
                                                John Katsaros


                                    CHRISTOPHER M. KATSAROS TRUST



                                    By: /s/  John Katsaros
                                        ----------------------------------
                                             John Katsaros, Trustee


                                    MATTHEW J. KATSAROS TRUST



                                    By: /s/  John Katsaros
                                        ----------------------------------
                                              John Katsaros, Trustee


                                    THE KAPLOW 1998 REVOCABLE TRUST UNDER
                                    TRUST AGREEMENT DATED OCTOBER 9, 1998



                                    By: /s/  David Kaplow
                                        ----------------------------------
                                              David Kaplow, Trustee


                                    THE CHRISTY/MASON FAMILY TRUST


                                          /s/ Peter Christy
                                    -----------------------------------------
                                              Peter Christy, Trustee